UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 3, 2012

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 3, 2012, PetroQuest Energy, Inc. (the “Company”) announced a net loss to common stockholders for the quarter ended March 31, 2012 of ($18,608,000), or ($0.30) per share, compared to first quarter 2011 net income available to common stockholders of $1,897,000, or $0.03 per share. During the first quarter of 2012, the Company recorded a non-cash ceiling test write-down of $20,111,000 as a result of the impact of lower natural gas prices on its net discounted cash flows from its proved reserves.

Discretionary cash flow for the first quarter of 2012 was $19,648,000, as compared to $25,111,000 for the comparable 2011 period. Net cash flow provided by operating activities totaled $13,951,000 and $18,259,000 during the first quarters of 2012 and 2011, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.

Oil and gas sales during the first quarter of 2012 were $35,997,000, as compared to $41,546,000 in the first quarter of 2011. Production for the first quarter of 2012 was 8,170,100 Mcfe, as compared to 7,369,394 Mcfe in the first quarter of 2011. NGL production for the first quarter of 2012 increased 10% from the 2011 period. Approximately 75% of the Company’s first quarter 2012 production was from long-lived areas. Stated on an Mcfe basis, unit prices received during the first quarter of 2012 were 22% lower than the comparable 2011 period.

Lease operating expenses (“LOE”) for the first quarter of 2012 totaled $9,665,000, as compared to $9,503,000 in the first quarter of 2011. LOE per Mcfe was $1.18 in the first quarter of 2012, as compared to $1.29 in the first quarter of 2011. The decrease in per unit lease operating expenses is primarily due to higher produced volumes as well as lower absolute costs due to cost savings associated with the Company’s two Woodford saltwater disposal systems.

Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the first quarter of 2012 was $1.83 per Mcfe as compared to $1.87 per Mcfe in the first quarter of 2011.

General and administrative expenses during the first quarter of 2012 totaled $5,579,000, as compared to $4,398,000 during the 2011 period. Included in first quarter 2012 and 2011 general and administrative expenses were non-cash stock compensation costs totaling $1,923,000 and $1,032,000, respectively.

Interest expense for the first quarter of 2012 decreased to $2,270,000, as compared to $2,694,000 in the first quarter of 2011. The decrease in interest expense is primarily the result of higher capitalized interest resulting from increased unevaluated oil and gas properties associated with the Company’s Mississippian Lime position.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods ended March 31, 2012 and 2011:

	Three Months Ended
	March 31,
	2012	2011
Production:
Oil (Bbls)	141,275	175,264
Gas (Mcf)	6,729,315	5,777,340
Ngl (Mcfe)	593,135	540,470
Total Production (Mcfe)	8,170,100	7,369,394
Total Daily Production (Mmcfe)	89.8	81.9

Sales:
Total oil sales	$15,508,957	$17,172,700
Total gas sales	15,279,953	19,125,695
Total ngl sales	5,208,105	5,247,610

Total oil and gas sales	$35,997,015	$41,546,005

Average sales prices:
Oil (per Bbl)	$109.78	$97.98
Gas (per Mcf)	2.27	3.31
Ngl (per Mcfe)	8.78	9.71
Per Mcfe	4.41	5.64

The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of $2,155,000 and $200,000 and oil hedges of ($53,000) and ($100,000) for the three months ended March 31, 2012 and 2011, respectively.

The following initiates guidance for the second quarter of 2012:

Guidance for
Description	2nd Quarter 2012
Production volumes (MMcfe/d)	90 - 95

Percent Gas	81%
Percent Oil	9%
Percent NGL	10%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 - $1.30
Production taxes (per Mcfe)	$0.10 - $0.15
Depreciation, depletion and amortization (per Mcfe)	$1.80 - $1.90
General and administrative (in millions) (1)	$5.5 - $6.0
Interest expense (in millions)	$2.3 - $2.6

(1)	Includes non-cash stock compensation estimate of $1.9 mm

The following updates guidance for the full year of 2012:

Guidance for
Description	Full Year 2012
Production volumes (MMcfe/d)	90 - 95

Percent Gas	79%
Percent Oil	9%
Percent NGL	12%

Expenses:
Lease operating expenses (per Mcfe)	$1.15 - $1.25
Production taxes (per Mcfe)	$0.10 - $0.15
Depreciation, depletion and amortization (per Mcfe)	$1.80 - $1.90
General and administrative (in millions) (1)	$21 - $23
Interest expense (in millions)	$9.5 - $10.5

2012 Capital Expenditures (in millions)	$95 - $110

(1)	Includes non-cash stock compensation estimate of $6.5 mm—$7.0 mm

Operations Update

The Company recently commenced production from 11 additional operated Woodford wells (average NRI – 23%). This group of wells had an average lateral length of 4,991 feet and achieved an average maximum 24 hour gross rate of 5,285 Mcf per day. In addition, the Company is currently completing six liquids rich Woodford wells and expects to complete an additional three liquids rich Woodford wells on the western section of its leasehold position during the second quarter. The Company’s mid-stream partner recently completed its 21 mile pipeline to connect the liquids rich area of the Woodford trend to its processing facilities. As a result, the Company is currently processing its liquids rich Woodford natural gas and capturing an approximate $2.00-$3.00 uplift to the present natural gas price. The Company now expects to drill 25-30 liquids rich Woodford wells during 2012 versus its original plan of 20- 25 wells.

In northern Oklahoma, the Company recently sold a 50% working interest in the majority of its Grant, Kay and Sumner County acreage position for approximately $6,100,000. After completing the sell-down, the Company has approximately 25,000 net acres in the Mississippian Lime trend at a blended acquisition cost of approximately $500 per acre and can now utilize the Phase 2 drilling carry throughout most of its Mississippian Lime position. The Company currently expects to drill 15 – 18 Mississippian Lime wells during 2012, up from its original plan of 12 -15 wells.

The Company commenced completion activities on its first operated Mississippian Lime well (WI—49%) in Pawnee County, Oklahoma on April 30th. In addition, the Company’s second and third operated Mississippian Lime wells (WI—46% and WI—50%, respectively) in Pawnee County are nearing total depth and are expected to be completed in approximately 4-5 weeks. The Company plans to provide initial production rates for the aforementioned three Mississippian Lime wells in a subsequent operations update press release during the second quarter.

In East Texas, the Company recently completed two operated horizontal Cotton Valley wells. The following is a summary of the results:

Well Number	NRI	Initial Sales Date	Lateral Length (ft.)	24 Hour Gross Rate (Mcf/d)	24 Hour Gross NGL Rate (Bbls/d)

PQ/CVX #4	39%	4/6/12	3,804	6,932	443
PQ/CVX #5	39%	4/22/12	3,290	3,784	278

In addition to the wells referenced in the table above, the Company expects to drill four more operated horizontal Cotton Valley wells during 2012.

In the Gulf Coast, the Company is currently setting casing at approximately (15,000) feet on the Broussard Estates #2 well at its La Cantera prospect. The Company expects the well to reach total depth of approximately 18,900 feet in the third quarter of 2012. The Company has an approximate 24% working interest in this high impact well. The Company’s Thibodeaux #1 discovery well (NRI – 17%) at its La Cantera prospect is currently flowing at a gross daily rate of approximately 600 barrels of oil, 950 barrels of natural gas liquids and 27,000 Mcf of gas.

In La Salle County, Texas, the Company has reached total depth on its PQ #4 Eagle Ford operated well (WI—47%) and is currently rigging up on its PQ #5 Eagle Ford operated well (WI—46%). PQ #4 and PQ #5 are expected to have lateral lengths of 6,112 feet and 6,280, respectively, and are scheduled to be completed during the second quarter of 2012.

Hedging Update

The Company recently initiated the following commodity hedging transactions:

Production Period	Instrument Type	Daily Volumes		Price
Oil:
May 2012 - Dec 2012	Swap	250 Bbls		$105.00
NGL:
May 2012 - Dec 2012	Swap	200 Bbls	(1)	$91.26

(1)	50 Bbls of Iso Butane, 50 Bbls of Normal Butane and 100 Bbls of Natural Gasoline

After executing the above transactions, the Company has approximately 123,000 barrels of oil volumes and approximately 49,000 barrels of natural gas liquids volumes hedged for the remainder of 2012 with average floor prices of $102.89 per barrel and $91.26 per barrel, respectively. In addition, the Company has approximately 6.1 Bcf of gas volumes hedged for the remainder of 2012 with an average floor price of $3.56 per Mcf.

Management Statement

“We are excited that our JV partnership has once again been expanded and now encompasses our entire Mississippian Lime acreage position where we will be able utilize the Phase 2 drilling carry to jointly develop this emerging oil trend,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “With record activity in our core areas focused on liquids rich targets we are forecasting meaningful growth in our liquids production profile this year.”

About the Company

PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Oklahoma, Texas, the Gulf Coast Basin, Arkansas and Wyoming. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices and significantly depressed natural gas prices since the middle of 2008, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracing operations in shale plays or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.

Consolidated Balance Sheets

(Amounts in Thousands)

(unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$11,143	$22,263
Revenue receivable	15,126	15,860
Joint interest billing receivable	53,566	47,445
Hedge asset	7,635	6,418
Prepaid drilling costs	1,891	2,900
Drilling pipe inventory	2,762	4,070
Other current assets	2,430	2,965

Total current assets	94,553	101,921

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,625,108	1,600,546
Unevaluated oil and gas properties	80,086	70,408
Accumulated depreciation, depletion and amortization	(1,300,693)	(1,265,603)

Oil and gas properties, net	404,501	405,351
Gas gathering assets	4,177	4,177
Accumulated depreciation and amortization of gas gathering assets	(1,868)	(1,794)

Total property and equipment	406,810	407,734

Other assets, net of accumulated depreciation and amortization of $8,440 and $8,066, respectively	6,352	6,511

Total assets	$507,715	$516,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$66,324	$50,750
Advances from co-owners	21,248	33,867
Oil and gas revenue payable	18,434	13,764
Accrued interest and preferred stock dividend	2,468	6,167
Asset retirement obligation	2,302	3,110
Other accrued liabilities	2,219	8,250

Total current liabilities	112,995	115,908
Bank debt	10,000	—
10% Senior Notes	150,000	150,000
Asset retirement obligation	28,641	27,317
Deferred income taxes	—	551
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 62,342 and 62,148 shares, respectively	62	62
Paid-in capital	272,139	270,606
Accumulated other comprehensive income	4,795	4,031
Accumulated deficit	(70,918)	(52,310)

Total stockholders’ equity	206,079	222,390

Total liabilities and stockholders’ equity	$507,715	$516,166

PETROQUEST ENERGY, INC.

Consolidated Statements of Operations

(unaudited)

(Amounts in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2012	2011
Revenues:
Oil and gas sales	$35,997	$41,546
Gas gathering revenue	44	57

	36,041	41,603

Expenses:
Lease operating expenses	9,665	9,503
Production taxes	1,149	1,162
Depreciation, depletion and amortization	15,230	14,062
Ceiling test write-down	20,111	5,934
General and administrative	5,579	4,398
Accretion of asset retirement obligation	500	752
Interest expense	2,270	2,694

	54,504	38,505

Other income	149	80

Income (loss) from operations	(18,314)	3,178

Income tax expense (benefit)	(988)	1

Net income (loss)	(17,326)	3,177
Preferred stock dividend	1,282	1,280

Net income (loss) available to common stockholders	$(18,608)	$1,897

Earnings per common share:
Basic
Net income (loss) per share	$(0.30)	$0.03

Diluted
Net income (loss) per share	$(0.30)	$0.03

Weighted average number of common shares:
Basic	62,216	61,668

Diluted	62,216	63,018

PETROQUEST ENERGY, INC.

Consolidated Statements of Cash Flows

(unaudited)

(Amounts in Thousands)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(17,326)	$3,177
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax expense (benefit)	(988)	1
Depreciation, depletion and amortization	15,230	14,062
Ceiling test writedown	20,111	5,934
Accretion of asset retirement obligation	500	752
Share based compensation expense	1,923	1,032
Amortization costs and other	198	153
Payments to settle asset retirement obligations	(782)	(513)
Changes in working capital accounts:
Revenue receivable	734	40
Prepaid drilling and pipe costs	2,317	2,663
Joint interest billing receivable	(6,121)	(9,293)
Accounts payable and accrued liabilities	10,502	(1,430)
Advances from co-owners	(12,619)	4,114
Other	272	(2,433)

Net cash provided by operating activities	13,951	18,259

Cash flows used in investing activities:
Investment in oil and gas properties	(33,396)	(24,701)

Net cash used in investing activities	(33,396)	(24,701)

Cash flows used in financing activities:
Net payments for share based compensation	(390)	(476)
Deferred financing costs	(1)	(13)
Payment of preferred stock dividend	(1,284)	(1,284)
Proceeds from bank borrowings	30,000	—
Repayment of bank borrowings	(20,000)	—

Net cash provided by (used in) financing activities	8,325	(1,773)

Net decrease in cash and cash equivalents	(11,120)	(8,215)
Cash and cash equivalents, beginning of period	22,263	63,237

Cash and cash equivalents, end of period	$11,143	$55,022

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$7,619	$8,003

Income taxes	$15	$1

PETROQUEST ENERGY, INC.

Non-GAAP Disclosure Reconciliation

(Amounts In Thousands)

	Three Months Ended March 31,
	2012	2011
Net income (loss)	$(17,326)	$3,177

Reconciling items:
Deferred tax expense (benefit)	(988)	1
Depreciation, depletion and amortization	15,230	14,062
Ceiling test writedown	20,111	5,934
Accretion of asset retirement obligation	500	752
Share based compensation expense	1,923	1,032
Amortization costs and other	198	153

Discretionary cash flow	19,648	25,111

Changes in working capital accounts	(4,915)	(6,339)
Settlement of asset retirement obligations	(782)	(513)

Net cash flow provided by operating activities	$13,951	$18,259

Note:	Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: May 3, 2012	By:	/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer